Exhibit 10.11

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Side Letter”) is entered into as of August 3, 2026 (the “Effective Date”), by and between Cycurion, Inc., a Delaware corporation (“Cycurion” or “Buyer”), and Kustom Entertainment, Inc., a Nevada corporation (“Kustom” or “Seller”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Asset Purchase Agreement, dated June 24, 2026, as amended by Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (collectively, the “Asset Purchase Agreement”).

RECITALS

WHEREAS, the Parties entered into the Asset Purchase Agreement pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities relating to Seller’s Video Solutions Business;

WHEREAS, the Parties desire to consummate the transactions contemplated by the Asset Purchase Agreement and execute certain ancillary agreements necessary to effectuate the Closing;

WHEREAS, the Parties acknowledge that certain employment-related, contractor-related, transition services arrangements and pro forma financials require additional coordination with employees, contractors, and other third parties and therefore may not be fully negotiated, executed or completed as of the Closing Date;

WHEREAS, the Parties desire to confirm that the execution and delivery of such agreements shall occur following Closing and shall not constitute a condition precedent to Closing; and

WHEREAS, the Parties wish to memorialize their agreement concerning the timing, preparation, and execution of such remaining agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. CLOSING DOCUMENTS

The Parties acknowledge and agree that the following agreements and documents are intended to be executed and delivered on or about August 3, 2026, in connection with Closing:

1.	Assignment and Assumption Agreement;
2.	Intellectual Property Assignment Agreement;
3.	Bill of Sale;
4.	Non-Competition and Non-Solicitation Agreement;
5.	Secured Promissory Note;
6.	Security Agreement;
7.	Registration Rights Agreement;
8.	Earnout and Clawback Agreement;
9.	Leak-Out Agreement; and
10.	Conditions Precedent Agreement.

The execution and delivery of the foregoing agreements shall constitute satisfaction of the Parties’ obligations with respect to such transaction documents under the Asset Purchase Agreement.

2. DEFERRED DELIVERABLES

The Parties acknowledge and agree that the following agreements (collectively, the “Deferred Deliverables”) may be finalized, negotiated, executed, and delivered following the Closing:

1.	Key Employment Agreements;
2.	Essential Employee Agreement(s);
3.	Contractor Agreement(s);
4.	Shared Services Agreement; and
5.	Pro Forma Financials.

The Parties acknowledge that the Deferred Deliverables may require review and approval by individuals who are not parties to the Asset Purchase Agreement and that additional negotiations may be required to finalize such agreements.

3. POST-CLOSING OBLIGATION TO FINALIZE DEFERRED DELIVERABLES

Each Party shall use commercially reasonable efforts and cooperate in good faith following Closing to prepare, negotiate, finalize, execute, and deliver the Deferred Deliverables.

Without limiting the foregoing:

(a) Seller shall use commercially reasonable efforts to facilitate discussions between Buyer and those employees, consultants, contractors, and service providers identified by Buyer as necessary or desirable to support the operation and transition of the Video Solutions Business;

(b) Buyer shall use commercially reasonable efforts to provide drafts of the Deferred Deliverables and promptly communicate any material comments or requested revisions; and

(c) both Parties shall cooperate in good faith to resolve any outstanding issues affecting the completion of the Deferred Deliverables.

4. OUTSIDE DATE

Unless otherwise agreed in writing by the Parties, all Deferred Deliverables shall be executed and delivered no later than August 17, 2026 (the “Deferred Deliverables Deadline”).

The Parties acknowledge and agree that execution of the Deferred Deliverables may occur at different times and need not occur simultaneously.

5. NO CONDITION TO CLOSING

Notwithstanding anything contained in the Asset Purchase Agreement or any transaction document to the contrary:

(a) the execution and delivery of the Deferred Deliverables shall not constitute a condition precedent to Closing;

(b) the absence of any Deferred Agreement on the Closing Date shall not delay, prevent, impair, or otherwise affect the Closing;

(c) the failure of any Deferred Agreement to be executed as of the Closing Date shall not constitute a breach of the Asset Purchase Agreement or any transaction document; and

(d) neither Party shall have a right to terminate the Asset Purchase Agreement solely because one or more Deferred Deliverables remain under negotiation as of the Closing Date.

6. FAILURE TO EXECUTE A DEFERRED AGREEMENT

The Parties acknowledge that certain Deferred Deliverables may involve third parties who are not obligated to enter into any agreement.

Accordingly, if despite the Parties’ commercially reasonable and good-faith efforts any Deferred Agreement has not been executed by the Deferred Deliverables Deadline:

(a) neither Party shall be deemed in breach of this Side Letter solely as a result thereof;

(b) the validity and enforceability of the Asset Purchase Agreement and all executed transaction documents shall remain unaffected; and

(c) the Parties shall continue to cooperate in good faith to determine an appropriate alternative arrangement, if any.

7. RATIFICATION OF TRANSACTION DOCUMENTS

Except as expressly set forth in this Side Letter, the Asset Purchase Agreement and all other transaction documents shall remain unchanged and in full force and effect.

Nothing contained herein shall amend, modify, waive, or impair any rights or obligations of either Party under the Asset Purchase Agreement except with respect to the timing of the Deferred Deliverables expressly set forth herein.

8. GOVERNING LAW

This Side Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

9. COUNTERPARTS; ELECTRONIC SIGNATURES

This Side Letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signatures transmitted electronically or by PDF shall be deemed original signatures and shall be fully binding upon the Parties.

10. ENTIRE AGREEMENT

This Side Letter constitutes the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior discussions, negotiations, understandings, and agreements relating thereto.

Any amendment or modification of this Side Letter must be in writing and signed by both Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Side Letter Agreement as of August 3, 2026.

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

[Signature Page to Side Letter]